                                                                       Exhibit 6

                            MICRONICS COMPUTERS, INC.

                        1992 DIRECTORS STOCK OPTION PLAN

                            As Adopted April 28, 1992
                      and Amended through February 14, 1996


           1. PURPOSE. This Stock Option Plan (this "Plan") established to provide equity incentives for nonemployee members of the Board of Directors of Micronics Computers, Inc., (the "Company") who are not eligible under the Company's 1989 Stock Option Plan, by granting such persons options to purchase shares of stock of the Company.

           2. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company. This Plan shall be approved by the shareholders of the Company within twelve months after the date this Plan is adopted by the Board. Upon the effective date of this Plan, options under this Plan ("Options") may be granted provided that, in the event that shareholder approval is not obtained within the time period provided herein, this Plan, and all Options granted hereunder, shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such shareholder approval is not obtained. So long as the Company is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company will comply with the requirements of Rule 16b-3 with respect to shareholder approval.

           3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan shall be nonqualified stock options ("NQSOs"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Company.

           4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 300,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

           5. ADMINISTRATION. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provi-

                                                       Micronics Computers, Inc.
                                                1992 Directors Stock Option Plan
                                            As Amended through February 14, 1996

sions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

           6. ELIGIBILITY AND AWARD FORMULA.

                  6.1 Eligibility. Options may be granted only to directors of the Company who are not employees, consultants or independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 18 below ("Optionees").

                  6.2 Initial Grant. Each Optionee who is a member of the Board on the effective date of the first registration statement on Form S-8 filed under the Securities Act of 1933, as amended (the "Act"), concerning this Plan is automatically granted an Option for 30,000 Shares on such effective date; provided that, the Chairman of the Board, if any, instead shall be granted an Option for 60,000 Shares. Thereafter, each Optionee who becomes a member of the Board, or who is already a member of the Board but becomes the Chairman of the Board, for the first time will automatically be granted an Option for 30,000 Shares on the date such Optionee is first elected to the Board or first becomes Chairman of the Board, as the case may be. An individual who concurrently becomes a member of the Board for the first time and the Chairman of the Board will be granted an Option for 60,000 Shares in total on the date of such concurrent events.

                  6.3 Succeeding Grants. If, on the date his or her most recent Option grant completes vesting, the Optionee is still a member of the Board, the Optionee will again automatically be granted an Option for 30,000 Shares, provided that any such Option to be granted to the Chairman of the Board, if any, will instead be granted for 60,000 Shares if the most recent Option granted that has completed vesting was for 60,000 shares.

                  6.4 Maximum Shares. The maximum number of Shares that may be issued to any one director under this Plan is 60,000 for directors other than the Chairman of the Board and 120,000 for the Chairman of the Board. No grant will be made, however, if such grant will cause the number of Shares issued or subject to outstanding Options under this Plan to exceed the number specified in
Section 4 above.

           7. TERMS AND CONDITIONS OF OPTIONS. Subject to the following and to
Section 6 above:

                  7.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

                  7.2 Vesting. The date this Plan is effective under the Act, as to an Option initially granted to one who is an Optionee on such effective date, the date an Optionee becomes a member of the Board for the first time, as to the first Option granted to a future Optionee, and the

                                                       Micronics Computers, Inc.
                                                1992 Directors Stock Option Plan
                                            As Amended through February 14, 1996

date a succeeding Option is granted, for an Option described in Section 6.3 above, is referred to in this Plan as the "Start Date" for such Option. Each Option granted under the Plan will vest as to one-sixth of the Shares subject to it on a date six calendar months after the Option's Start Date and shall vest as to an additional one-sixth of the Shares each six calendar month period thereafter, so long as the Optionee continuously remains a director of the Company.

                  7.3 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 18) of the Shares, at the time that the Option is granted.

                  7.4 Term. Subject to earlier termination due to cessation of the Optionee's status as a member of the Board due to death, disability or any other reason, each Option shall be exercisable for a period of five years after the date of its grant.

           8. EXERCISE OF OPTIONS.

                  8.1 Notice. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

                  8.2 Payment. Payment for the Shares may be made (a) in cash (by check), (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option;
(c) by waiver of compensation due or accrued to Optionee for services rendered;
(d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company or (f) by any combination of the foregoing.

                  8.3 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.


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
                                                       Micronics Computers, Inc.
                                                1992 Directors Stock Option Plan
                                            As Amended through February 14, 1996

                  8.4 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                          (a) An Option shall not be exercisable until such time
as the Plan or, in the case of Options granted pursuant to an amendment to the number of shares that may be issued pursuant to the Plan, the amendment has been approved by the shareholders of the Company in accordance with Section 16 hereof.

                          (b) An Option shall not be exercisable unless such
exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

                          (c) The Committee may specify a reasonable minimum
number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

           9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative, unless otherwise permitted by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

           10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its shareholders.

           11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

           12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director of the Company.


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
                                                       Micronics Computers, Inc.
                                                1992 Directors Stock Option Plan
                                            As Amended through February 14, 1996

           13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Act, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

           14. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself or its assignee(s) in the Grant (a) a right of first refusal to purchase any Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) a right to repurchase any or all Shares held by an Optionee upon the Optionee's termination of service with the Company for any reason within a specified time as determined by the Committee at the time of grant at the Optionee's original purchase price, the fair market value of such Shares as determined by the Committee in good faith or a price determined by a formula or other provision as set forth in the Grant.

           15.     CORPORATE TRANSACTIONS.

                   15.1 Assumption or Replacement of Options by Successor. In the event of:

                          (a) a dissolution or liquidation of the Company,

                          (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Optionees),

                          (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own at least 90% of the issued and outstanding capital stock or other equity interests in the Company,

                          (d) the sale of all or substantially all of the assets of the Company, or


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
                                                       Micronics Computers, Inc.
                                                1992 Directors Stock Option Plan
                                            As Amended through February 14, 1996

                          (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code") wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), then, subject to Section 15.3 below, any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Optionees. In the alternative and subject to Section 15.3 below, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.

                   15.2 Termination of Options. In the event of a transaction described in clauses (a) through (e) of Section 15.1 and provided that the successor corporation (if any) does not assume or substitute all outstanding Options as provided above, such Options will expire on (and if the Company has reserved to itself a right to repurchase shares issued upon exercise of Options at the original purchase price of such shares, such right shall terminate upon) such transaction at such time and on such conditions as the Board shall determine upon twenty (20) days advance written notice to Optionees holding outstanding Options.

                     15.3 Acceleration of Vesting. In the event of a merger described in either clause (b) or (c) of Section 15.1 above, the sale of all or substantially all of the assets of the Company as a going concern in a single transaction or series of related transactions or the sale or transfer of a majority of the outstanding shares of the Company by the stockholders of the Company in a single transaction or a series of related transactions other than market transactions to unrelated purchasers (an "Acquisition") and:

                               a) if the successor corporation, if any (the
           "Successor"), does not assume or substitute Options as provided above in Section 15.1, then each outstanding Option that is not totally "Vested" (as defined in the Option or Exercise Agreement) shall immediately accelerate and become exercisable in full under the terms described by the Board in the notice described in the last sentence of Section 15.2; or

                               b) if the Successor assumes or substitutes
           Options as provided above in Section 15.1, but any Optionee's employment with the Successor or any Parent, Subsidiary of Affiliate of the Successor (as the definitions for such terms shall be revised to substitute the Successor for the Company) is terminated by the Successor, such Parent,


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
                                                       Micronics Computers, Inc.
                                                1992 Directors Stock Option Plan
                                            As Amended through February 14, 1996

           Subsidiary or Affiliate without "cause" within one year after the Acquisition, then the outstanding Options held by the terminated employee, as so substituted or assumed, shall provide that they will likewise immediately accelerate and become exercisable in full on the date of such termination. For purposes hereof "cause" for termination of any Optionee's employment will exist at any time after the happening of one or more of the following events: (i) Optionee's conviction of a felony involving moral turpitude; (ii) any willful act or acts of dishonesty undertaken by the Optionee and intended to result in substantial gain or personal enrichment of Optionee, directly or indirectly, at the expense of the Successor, such Parent, Subsidiary or Affiliate; (iii) any willful act or misconduct which is materially and demonstrably injurious to the Successor, such Parent, Subsidiary or Affiliate; (iv) substantial and repeated neglect of Optionee's responsibility, or malfeasance thereof, that remains uncured after thirty (30) days written notice of such neglect; or (v) the death or disability (within the meaning of Section 22(e)(3 of the Code) of the Optionee.

                     15.4 Other Treatment of Options. Subject to any greater rights granted to Optionees under the foregoing provisions of this Section 15, in the event of the occurrence of any transaction described in Section 15.1, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

           16. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan but not the terms of any outstanding option; provided, however, that the Committee shall not, without the approval of the shareholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above) or change the class of persons eligible to receive Options. Further, the provisions in Sections 6 and 7 of this Plan shall not be amended more than once every six
(6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

           17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date this Plan is adopted by the Board of Directors.

           18. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

                  18.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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
                                                       Micronics Computers, Inc.
                                                1992 Directors Stock Option Plan
                                            As Amended through February 14, 1996

                  18.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  18.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                  18.4 "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for the common stock of the Company on the last trading day prior to the date of determination, or, in the event the common stock of the Company is listed on the NASDAQ National Market System, the Fair Market Value shall be the average of the high and low prices of the common stock on the option grant date as quoted on the NASDAQ National Market System and reported in the Wall Street Journal.

                    ----------------------------------------


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
                            MICRONICS COMPUTERS, INC.

                    DIRECTORS NONQUALIFIED STOCK OPTION GRANT


Optionee:

Address:


Total Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date:


           1. GRANT OF OPTION. Micronics Computers, Inc., a California corporation (the "Company"), has granted to the optionee named above ("Optionee") an option (this "Option") to purchase the total number of shares of Common Stock of the Company set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Grant and the Company's 1992 Directors Stock Option Plan, as amended to the date hereof (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

           2. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as to one-sixth of the Shares on the date six calendar months after the Date of Grant, and as to an additional one-sixth of the Shares each six calendar month period thereafter, so long as the Optionee continuously remains a member of the Board of Directors of the Company (a "Board Member"). This Option may not be exercised until the Plan or, in the case of Options granted pursuant to an amendment to the number of shares that may be issued under the Plan, the amendment has been approved by the shareholders of the Company as set forth in the Plan.

           3. RESTRICTION ON EXERCISE. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Act"), and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission (the "SEC"), any state securities commission or any stock exchange or national market system to effect such compliance.


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
                                                       Micronics Computers, Inc.
                                       Directors Nonqualified Stock Option Grant

           4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a Board Member. The date on which Optionee ceases to be a Board Member shall be referred to as the "Termination Date."

                  4.1 Termination Generally. If Optionee ceases to be a Board Member for any reason except death or disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within six (6) months and one (1) day after the Termination Date, but in no event later than the Expiration Date.

                  4.2 Death or Disability. If Optionee ceases to be a Board Member because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

           5. MANNER OF EXERCISE.

                  5.1 Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board or the committee thereof that administers the Plan, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

                  5.2 Payment. Payment for the Shares may be made (a) in cash (by check), (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option;
(c) by waiver of compensation due or accrued to Optionee for services rendered;
(d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby

                                                       Micronics Computers, Inc.
                                       Directors Nonqualified Stock Option Grant

the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company or (f) by any combination of the foregoing.

                  5.3 Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

                  5.4 Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

           6. NONTRANSFERABILITY OF OPTION. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative, unless otherwise permitted by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

           7. INTERPRETATION. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee. Nothing in the Plan or this Grant shall confer on Optionee any right to continue as a Director, employee, officer or consultant of the Company.

           8. ENTIRE AGREEMENT. The Plan and the Directors Stock Option Exercise Agreement are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                     MICRONICS COMPUTERS, INC.


                                     By:________________________________________
                                              Shanker Munshani, President

                                   ACCEPTANCE

       Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a qualified tax advisor prior to such exercise or disposition.


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
                                                       Micronics Computers, Inc.
                                       Directors Nonqualified Stock Option Grant


                                       -----------------------------------------
                                       [OPTIONEE]

                                    EXHIBIT A

                    DIRECTORS STOCK OPTION EXERCISE AGREEMENT


        This Agreement is made this ___ day of ___________, 19___, between Micronics Computers, Inc. (the "Company"), and the optionee named below ("Optionee") with respect to the Directors Nonqualified Stock Option Grant dated as of the Date of Option Grant set forth below (the "Grant") issued to the Optionee under the Company's 1992 Directors Stock Option Plan (the "Plan").

Optionee:                     Diane Simon

Social Security Number:       __________________________________________________

Address:                      c/o Lumina Office Products
                              1821 Zanker Road, San Jose, CA 95112

Number of Shares Purchased:   __________________________________________________

Price per Share:              $2.8125

Aggregate Purchase Price:     __________________________________________________

Date of Option Grant:         February 27, 1997


Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Grant, as follows (check as applicable and complete):

[ ] in cash in the amount of $__________, receipt of which is acknowledged by the Company;

[ ] by delivery of ________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six
         (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $_______________ per share;

[ ] by the waiver hereby of compensation due or accrued to Optionee for services rendered in the amount of $________________________;

[ ] through a "same-day-sale" commitment, delivered herewith, from Optionee and the NASD Dealer named therein in the amount of $________________________; or

                                                       Micronics Computers, Inc.
                                       Directors Stock Option Exercise Agreement

[ ] through a "margin" commitment, delivered herewith from Optionee and the NASD Dealer named therein in the amount of $_______________________________.

The Company and Optionee hereby agree as follows:

        1. PURCHASE OF SHARES. On this date and subject to the terms and conditions of this Agreement, Optionee hereby exercises the Grant with respect to the Number of Shares Purchased set forth above of the Company's Common Stock (the "Shares") at an aggregate purchase price equal to the Aggregate Purchase Price set forth above and the Price per Share set forth above. The term "Shares" refers to the Shares purchased under this Agreement and includes all securities received in replacement of the Shares and as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Grant.

        2. REPRESENTATIONS OF PURCHASER. Optionee represents and warrants to the Company that Optionee acknowledges that Optionee has received, read and understood the Plan and the Grant and agrees to abide by and be bound by their terms and conditions.

        3. COMPLIANCE WITH SECURITIES LAWS. Optionee understands that the Shares have been registered on Form S-8 under the Securities Act of 1933, as amended.

        4. MARKET STANDOFF AGREEMENT. Optionee agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time from the effective date of such registration as the Company or the underwriters may specify for directors generally.

        5. STOP-TRANSFER NOTICES. Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        6. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISORS CONCERNING THE ADVISABILITY OF FILING A SECTION 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE.

        7. ENTIRE AGREEMENT. The Plan and Grant are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in

                                                       Micronics Computers, Inc.
                                       Directors Stock Option Exercise Agreement

their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to conflict of laws.


        8. TITLE. Optionee desires to take title to the Shares as follows:

       (  )    Individual, as separate property
       (  )    Husband and wife, as community property
       (  )    Joint Tenants
       (  )    Tenants in Common
       (  )    Other (e.g., corporation, partnership, custodian, trust, etc.):

               ---------------------------------------------------

               ---------------------------------------------------

The exact spelling of name(s) under which title to the Shares is to be taken is:

--------------------------------------------------------------------------------


Submitted by:                             Accepted by:

OPTIONEE:  (print name)                   MICRONICS COMPUTERS, INC.


________________________________          By:________________________________
         (signature)

Dated:___________________________         Dated:______________________________